Exhibit 23.20
CONSENT OF QUALIFIED PERSON
QV1- Level 3, 250 St Georges Tce, Perth Western Australia 6000 PO Box 7085, Cloisters Square Western Australia 6850 T / +61 (0)8 9204 0700
Dear Sir/Madam:

RE:	SEC TECHNICAL REPORT SUMMARY, JAMES BAY LITHIUM PROJECT
Wave International Pty Ltd. in connection with Allkem Livent plc’s registration statement on Form S-4 and the proxy statement/prospectus included therein and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement”), consents to:
1.
The filing and use of the technical report summary titled “SEC Technical Report Summary, James Bay Lithium Project” (the “Technical Report Summary”), with an effective date 30th of June 2023, as an exhibit to and referenced in the Registration Statement;

2.
The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that we supervised the preparation of and/or that was or were reviewed and approved or certified to by us, that is or are included or incorporated by reference in the Registration Statement.

Wave International Pty Ltd. is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary:
- Section 1.6	Executive Summary; Mineral Processing and Metallurgical Testing
- Section 1.9	Executive Summary; Recovery Methods
- Section 1.10	Executive Summary; Project Infrastructure
- Section 1.13	Executive Summary; Capital and Operating Costs
- Section 1.15.4	Executive Summary; Recommendations; Processing and Metallurgical Testing
- Section 4	Accessibility, Climate, Local Resources, Infrastructure and Physiography
- Section 10	Mineral Processing and Metallurgical Testing
- Section 14	Processing and recovery Methods
- Section 15.1	Infrastructure; General Site Plan
- Section 15.5	Infrastructure; Fresh Water and Potable Water
- Section 15.6	Infrastructure; Roads
- Section 15.7	Infrastructure; Earthworks and Buried Services
- Section 15.8	Infrastructure; Power and Control
- Section 15.9	Infrastructure; Communications (including IT / IS Interfaces)
- Section 15.10	Infrastructure; Fuel and Propane Supply
- Section 15.11	Infrastructure; Waste Disposal (Industrial and Camp)
- Section 15.12	Infrastructure; Sewage
- Section 15.13	Infrastructure; Fire Protection
- Section 15.14	Infrastructure; Security

QV1- Level 3, 250 St Georges Tce, Perth Western Australia 6000 PO Box 7085, Cloisters Square Western Australia 6850 T / +61 (0)8 9204 0700

- Section 15.15	Infrastructure; Accommodations
- Section 15.16	Infrastructure; Product Warehousing
- Section 15.17	Infrastructure; Mining Infrastructure
- Section 15.18	Infrastructure; Process Plant Building
- Section 15.19	Infrastructure; Existing Infrastructure
- Section 18	Capital and Operating Costs (excluding 18.3.1)
- Section 21	Other Relevant Data
- Section 22.1.3	-Interpretation and Conclusions; Mineral Processing and Metallurgy
- Section 22.2.2	Project Risks; Processing
- Section 22.2.4	Interpretation and Conclusions; Project Execution
- Section 22.2.5	Interpretation and Conclusions; COVID 19
- Section 23.4	Recommendations; Processing and Metallurgical Testing

Wave International Pty Ltd. certifies that it has read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which it is responsible.

Dated 26th of September 2023

/s/ Robin Macaskill
Robin Macaskill / Director, COO
t / +61 (0)8 9204 0700  d / +61 (0)8 9204 0702
m / 0439 525 166  e / rmacaskill@waveinternational.com

QV1,  Level 3, 250 St Georges Terrace,
Perth, Western Australia 6000
PO Box 7085, Cloisters Square, Western Australia 6850